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                                                                EXHIBIT 10(d)(3)

                                 AMENDMENT NO. 2
                                       TO
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                FOR EXECUTIVES OF
                      KOGER EQUITY, INC. AND PARTICIPATING
                                RELATED ENTITIES

         Pursuant to Article 8 of the Supplemental Executive Retirement Plan for Executives of Koger Equity, Inc. and Participating Related Entities (the "Plan"), the Plan is hereby amended as follows:

         1. The second sentence of Section 5.3 is deleted and replaced in its entirety by the following:

         "If a Participant dies before commencement of benefits, the Participant's surviving spouse in the case of a Schedule B or Schedule E Participant or the Participant's Beneficiary in the case of Schedule C Participant may elect to have the applicable annual benefit under
         Section 5.1, 5.2 or 5.4 commence at any time after the Participant's 62nd birthday (but not later than the Participant's Normal Retirement
         Date)."

         2. The following new Section 5.4 is added at the end of Article 5:

                  "5.4     Schedule E Participants.

                  (a) Subject to Section 5.3, the annual benefit payable under the Plan to a Participant listed on Schedule E (a "Schedule E Participant") will be (i) minus (ii) minus (iii), where

                           (i) is 35% of the Participant's Base Pay multiplied in the case of a Participant with fewer than five Years of Service by a fraction the numerator of which is the Participant's Years of Service and the denominator of which is 5;

                           (ii) is the annual benefit payable commencing at retirement in the form of a 50% joint and survivor annuity (with the Participant's spouse as contingent annuitant) that is the actuarial equivalent of the Participant's Basic Plan Benefit (using the actuarial assumptions set forth in Schedule D as that Schedule may from time to time be amended by the Company); and

                           (iii) is the Participant's annual Social Security Benefit.


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                  (b) Subject to Section 5.3, the Schedule E Participant's
         annual benefit will commence at his or her Normal Retirement Date (or such later date on which the Participant actually retires) and continue for his or her lifetime. If a Participant dies leaving a surviving spouse, an annual benefit equal to 50% of the Participant's annual benefit will be paid to his or her surviving spouse for the lifetime of the surviving spouse.

                  (c) A Schedule E Participant and his or her surviving spouse will be entitled to medical insurance coverage to the same extent as a Schedule B Participant under the terms of Section 5.1(c)."

         3. The following new Section 6.4 is inserted at the end of Article 6:

                  "6.4 Schedule E Participants. In the event of either (a) a "Qualified Termination" of a Schedule E Participant, or (b) the termination of a Schedule E Participant's employment following the expiration of the original term of the Participant's employment agreement with the Company and as result of a decision by the Company not to extend such employment agreement, (i) the Participant will, notwithstanding any other provision of the Plan, immediately become fully vested in his or her retirement benefits under Section 5.4, and
         (ii) such benefits will be calculated without any reduction for fewer than five Years of Service that might otherwise be required under
         Section 5.4(a)(i)."

         4. Schedule E attached hereto is appended to the Plan.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 19th day of May, 1998.


                                             KOGER EQUITY, INC.


                                             By: /s/ W. Lawrence Jenkins, V. P.
                                                 ------------------------------


                                             KOGER REALTY SERVICES, INC.

                                             By: /s/ W. Lawrence Jenkins, V. P.
                                                 ------------------------------


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                                   SCHEDULE E

Participants
------------
David B. Hiley



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